SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2002

TRW Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-2384	34-575430

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1900 Richmond Road, Cleveland, OH	44124

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 291-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events

      On March 13, 2002, TRW Inc. issued a response to a below market “mini tender” offer commenced by TRC Capital Corporation for up to 4,250,000 shares of common stock of TRW Inc. TRW recommends that shareholders reject the offer for the reasons set forth in the press release. A copy of the press release is attached as Exhibit 99 and is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

                99          Press release issued by TRW Inc., dated March 13, 2002

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW Inc.

Date: March 13, 2002	By: /s/ W. B. LAWRENCE W. B. Lawrence Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

(99)	Press release issued by TRW Inc., dated March 13, 2002.